GC China Turbine Announces Non-Reliance on Previously Issued Audit Reports; Internal Investigation

NEW YORK, NY--(Marketwire -04/16/12)- GC China Turbine Corp. (“GC China” or the “Company”) (OTC.BB: GCHT.OB) today announced that it received a letter from Deloitte Touche Tohmatsu CPA Ltd. (“Deloitte”), the Company’s former independent accounting firm, noting that Deloitte’s previously issued audit report dated April 15, 2010 in respect of the Company’s financial statements for the years ended December 31, 2008 and 2009, audit report dated March 31, 2011 in respect of the Company’s financial statements for the years ended December 31, 2009 and 2010, and Deloitte’s completed reviews in respect of the interim financial information for the three months ended September 30, 2009, March 31, 2010, June 30, 2010, September 30, 2010, March 31, 2011 and June 30, 2011, should no longer be relied upon.

In correspondence with the Company, Deloitte informed the Company on October 10, 2011 that it received an anonymous letter alleging certain activities concerning the validity of previous transactions, account balances and audit evidence provided to Deloitte. Specifically, the anonymous allegation concerns Deloitte’s receipt of alleged fictitious confirmations of accounts receivable from a Company customer, Wuhan Kaidi Electric Engineering Co., Ltd (“Wuhan Kaidi”) (an amount totaling $4.3 million as of December 31, 2010), in respect of the audit for the year ended December 31, 2010. It is alleged that the Wuhan Kaidi chop imprint applied to its confirmation of accounts receivable was counterfeit. Deloitte in a letter dated to the Company dated February 2, 2012 informed the Company that the chop imprint on the confirmation of accounts receivable from Wuhan Kaidi was not consistent with chop imprints of Wuhan Kaidi on filings made by Wuhan Kaidi to local administrative authorities. Deloitte requested that the Company undertake an investigation into the matters it had raised and that absent such an investigation it would have no alternative other than to formally notify the Company that their previously issued audit reports and their completed reviews of interim financial information should no longer be relied upon.

The Company disagrees with the haste and conclusory manner in which Deloitte has conducted itself and the aggressive approach that Deloitte has undertaken. Even though the Company had invited Deloitte to accompany it to Wuhan City, China to review the authenticity of Wuhan Kaidi’s chop and receive confirmation of the accounts receivable balance from Wuhan Kaidi directly, Deloitte had declined to do so and instead requested that the Company hire a Big Four independent accounting firm to conduct a full independent forensic investigation into the allegations. Because of the Company’s current financial condition and under the circumstances, the Company feels that such a request is both unreasonable and unfeasible. While the Company believes that Deloitte’s aggressive position is unfortunate, the Company has directed its independent director, Mr. Cary Zhou, full authority to investigate the foregoing matters identified by Deloitte. To assist Mr. Zhou, the Company has engaged Greenberg Traurig, LLP, its current outside legal counsel, to conduct an internal investigation and report directly to Mr. Zhou.

About GC China Turbine Corp.

GC China is a manufacturer of state-of-the-art 2-blade and 3-blade wind turbines based in Wuhan City of Hubei Province, China. The Company holds a license to manufacture what it believes is a groundbreaking technology which meets rigorous requirements for low-cost and high reliability. For more information visit: www.gcchinaturbine.com

Notice Regarding Forward-Looking Statements

This news release contains “forward-looking statements” as that term is defined in Section 27A of the United States Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Actual results could differ from those projected in any forward-looking statements due to numerous factors. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that any beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K for the most recent fiscal year, our quarterly reports on Form 10-Q and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

Contact:

Todd M. Pitcher
Aspire Clean Tech Communications
Phone: 760-798-4938